Cane Capital
Management, LLC

Code of Ethics

November 2013

Confidential

This Code of Ethics (the “Code”) is the sole property of Cane Capital Management LLC and its subsidiaries and affiliates (collectively, the "Firm") and must be returned to the Firm upon termination for any reason of an Employee's (as defined herein) association with the Firm.  The contents of this Code are strictly confidential.  Employees may not duplicate, copy or reproduce this Code in whole or in part or make it available in any form to non-Employees without prior approval in writing from the Firm's Chief Compliance Officer (“CCO”).

Table of Contents

I.	Introduction and Definitions	4
II.	General	6
A.	Statement of General Principles	6
B.	Initial and Annual Acknowledgment	6
III.	Employee Conduct	7
A.	Outside Business Activities	7
IV.	Trading Restrictions	8
A.	Insider Trading Policy	8
1.	Overview	8
2.	Policy on Insider Trading	9
3.	What is Material Information?	9
4.	What is Non-public Information?	10
5.	Identifying and Reporting Material Non-public Information	10
6.	Restricting Access to Material Non-public Information	10
B.	Restricted List	11
C.	Market Manipulation	11
D.	Personal Trading	12
1.	Personal Trading Accounts and Reports	13
2.	Private Placements and Initial Public Offerings	14
3.	Required Personal Trading Approvals	15
4.	Certain Exempt Transactions	15
V.	Gifts and Entertainment	17
A.	Gifts	17
B.	Entertainment	17
C.	Specific Prohibitions	18

I.

 Introduction and Definitions

This Code of Ethics (the “Code”) is applicable to each Employee (as defined below) of the Firm with respect to the Employee’s activities and conduct on behalf of the Firm, as well as certain personal activities and conduct of the Employees.  The Code does not attempt to serve as a comprehensive outline regarding Employee conduct, but rather to establish general rules of conduct and procedures applicable to all Employees.

Any questions regarding this Code, or other compliance issues, must be directed to the Chief Compliance Officer of the Firm (the “CCO”).  The CCO is responsible for administering and implementing this Code.  The Firm expects Employees to be thoroughly familiar with the Firm’s standards and procedures as set forth herein.  In order to make it easier to review and understand the standards and procedures, a few commonly used terms are defined below:

“Beneficial Interest” in Securities (as defined below) means direct or indirect pecuniary interest in the Securities held or shared directly or indirectly through any contract, arrangement, understanding, relationship or otherwise.  An Employee is presumed to have a beneficial interest in Securities that are held by his or her immediate family members sharing the Employee's household.

“Chief Compliance Officer” or “CCO” means David Scott Fontenot or such other person as may be designated from time to time.

“Client” or “Fund” means any entity to which the Firm provides investment advisory or management services, including private investment funds. The Firm does not provide advisory services to separately managed accounts.

“Discretionary Managed Account” means an account for which the Employee has designated investment discretion entirely to a third party.  In such account, the Employee cannot exercise any investment discretion in the purchase or sale of Securities.

“Employee” means a person supervised by the Firm who has access to non-public information regarding Clients’ investments, is involved in making investment and Securities recommendations to Clients or who has access to such recommendations that are non-public.  This includes each, director or officer, of the Firm.

“Firm” means Cane Capital Management LLC, and other affiliate entities under common control, which is engaged in the business of providing investment advisory or management services.

“Personal Trading Account” means a personal investment or trading account of an Employee or an Employee related account (this may include, but is not limited to, an account for which an Employee is a trustee or custodian, a spousal account, any account of an Employee’s children or any account for an individual who relies on the Employee for material support) in which an Employee has any direct or indirect beneficial interest, an investment or trading account over which an Employee exercises control or provides investment advice, or a proprietary investment or trading account maintained for the Firm or its Employees.  Specifically, Personal Trading Account includes:

a)

Trusts for which an Employee acts as trustee, executor, custodian or discretionary manager;

b)

Accounts for the benefit of the Employee’s spouse or minor child;

c)

Accounts for the benefit of a relative living with the Employee; and

d)

Accounts for the benefit of any person who receives material financial support from the Employee.

“Principal” shall mean a director in charge of a business unit, division or function of a corporation, limited liability company or limited partnership if the unit division or function is subject to regulation by the Commission. David Scott Fontenot and Jason Fontenot are Principals of Cane Capital.

“Private Placement” shall mean an offering of Securities that is exempt from registration under Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended (“Securities Act”); or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

“Restricted List” means the list of issuers maintained by the CCO and designated as the Restricted List, consisting of issuers with respect to which the Firm, in its sole discretion, determines it may be appropriate to prohibit Employee and/or Firm trading in the issuer’s securities. Placement of an issuer on the Restricted List does not necessarily imply that the Firm or its Employees are in receipt of any material non-public information concerning the issuer.

“Security” means any note, stock, treasury stock, security future, commodity future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.  For the avoidance of doubt, futures contracts and foreign exchange “forward” transactions are considered transactions in Securities for the purposes of this Code.

II.

General

A.

Statement of General Principles

Ethical Standards

The Firm adheres to a policy of sound investment principles, practices and high ethical standards.  The Firm’s reputation for integrity and excellence requires careful observance of the letter and spirit of all applicable laws and regulations and a scrupulous regard for the highest standards of conduct and personal integrity. The Firm will comply with all applicable laws and regulations. The ethical standards adopted by the National Futures Association (NFA) include those specifically required by Section 17 of the Commodity Exchange Act, such as prohibitions against fraud, manipulative and deceptive acts and practices and unjust and inequitable dealings. The Firm expects all of its Employees to conduct business in accordance with the letter, spirit, and intent of all relevant laws and to refrain from any illegal, dishonest, or unethical conduct.

The Firm and its personnel have a fiduciary duty to the Funds. This duty includes an undivided duty of loyalty to act solely in the best interests of the Funds and an obligation to make full and fair disclosure of all material facts, especially where the Firm’s interests may conflict with those of the Funds. In carrying on its daily affairs, the Firm and each Employee of the Firm shall act in a fair, lawful and ethical manner, in accordance with the rules and regulations imposed by the Firm’s governing regulatory authorities. The purpose of this Code is to foster compliance with applicable federal statutes and regulatory requirements and to eliminate transactions suspected of being in conflict with the best interests of the Funds.  It is critical that Employees avoid any situation that might compromise, or appear to compromise, their exercise of fully independent judgment in the interests of the Funds.  Additionally, Employees are required to comply with all applicable federal securities laws and must report promptly any violations of this Code to the CCO.

Disciplinary actions for failure to comply with this Code may include cancellation of transactions, disgorgement of profits, suspension of personal trading privileges, or suspension or termination of employment.  The CCO and/or senior management will determine disciplinary actions by taking into account such facts as deemed appropriate and relevant, including the severity of the violation, and whether the Employee has previously violated this Code.

B.

Initial and Annual Acknowledgment

This Code is an integral part of the Firm’s compliance program.  This Code may be revised and supplemented from time to time.  It is the responsibility of the Employee to ensure that his or her copy is up to date by inserting new material as instructed by the CCO.

It is the responsibility of each Employee to understand the contents of this Code and the policies set forth herein, and to adhere to all applicable policies and procedures.

Each Employee upon hire is required to acknowledge his or her receipt and understanding of the Code and agreement to abide by its policies.  Thereafter, each Employee shall at least annually sign a written statement (both initial and annual acknowledgements to be done on the form attached as Exhibit A) acknowledging his or her receipt and understanding of, and agreement to continue to abide by, the policies described in this Code, and certifying that he or she has reported all personal Securities transactions.

III.

Employee Conduct

A.

Outside Business Activities

All outside business activities conducted by an Employee that either (i) involve a material time commitment, or provide for compensation to the Employee, or (ii) involve employment, teaching assignments, lectures, publication of articles, radio and/or television appearances, must be approved beforehand by the CCO.  The CCO will require full details concerning any outside business activity, including the number of hours involved and whether any compensation is to be received and such other information as the CCO deems appropriate.  This information must be disclosed to the CCO in the Employee Compliance Questionnaire completed at the time of hire and annually thereafter Exhibit B and must be updated in the event of any substantial change Exhibit C.  For the avoidance of doubt, “outside business activity” includes any securities-related activity or activity associated with an operating company that meets the criteria above, but does not include investment-related income (e.g., holdings of fixed income securities, income derived from a rental property).

Generally, the Firm does not permit its Employees to hold outside positions including that of being an officer, partner or employee of another company, business, charitable organization or non-profit organization.  Since service in any of these capacities requires the prior written approval of the CCO, the CCO will require disclosure of all details relating to such outside business activities, including the number of hours involved and any compensation received. Under no circumstances may an Employee represent or suggest that his or her association with any outside business activity in any way reflects the approval by the Firm of that organization, its securities, manner of doing business or any person connected with the organization or its activities.

No Employee may serve as a member of the board of directors or trustees of any business organization or serve on a creditors’ committee, other than a civic or charitable organization, without the prior written approval of the CCO.  The determination of an Employee’s eligibility to serve in such a position shall be based on whether such service would be consistent with the interests of the Firm and its Clients, including the Employee’s duty to devote substantially all of his or her workday to the Funds.

If such service is authorized by the CCO, certain safeguards may be implemented at the discretion of the CCO including, but not limited to, investment restrictions and/or restricting the flow of information from the Employee serving to those making investment decisions through “Chinese Wall” or other procedures, as outlined in the Firm’s policies and procedures relating to insider trading in Chapter IV of this Code.

IV.

Trading Restrictions

A.

Insider Trading Policy

1.

Overview

The Firm forbids any of its Employees from trading in the Securities of an issuer for which the Employee or the Firm may possess material non-public information.  Such trading by an Employee is forbidden for both an Employee’s Personal Trading Accounts and the accounts managed by the Firm.  In addition, an Employee may not communicate material non-public information to anyone, including other Employees.  The Firm’s policies apply to every Employee and extend to activities within and outside their duties at the Firm.

The act of trading or communicating material non-public information is commonly known as “insider trading.”  The term “insider trading” is not defined in the federal securities laws, but is generally used to refer to the use of material non-public information obtained directly or indirectly from an officer, director or employee of a public company and used improperly (for example, in violation of a duty of confidentiality) to trade in the company’s Securities (whether or not one is an “insider”) or the communication of material non-public information to others.  The term also refers to non-public information about a tender offer obtained directly or indirectly from a prospective bidder.  These laws also prohibit the dissemination of inside information to others who may use that knowledge to trade Securities (so-called “tipping”).  These prohibitions apply to all Employees and extend to activities within and outside their duties at the Firm.  If an Employee learns of information that he or she believes may be considered inside information, he or she must contact the CCO immediately before taking any action.

It is generally understood that the law prohibits:

i.

Trading by an insider, while in possession of material non-public information;

ii.

Trading by a non-insider, while in possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider’s duty (including a duty of a lawyer, banker, accountant, or other confidential adviser to the issuer) to keep it confidential or was misappropriated; or

iii.

An insider or a non-insider described in clause (ii) above from communicating material non-public information to others.

Trading Securities while in possession of material non-public information or improperly communicating that information to others may expose the Employee to stringent penalties. Criminal sanctions may include a fine, or imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring an Employee from the securities industry. An Employee may be sued by investors seeking to recover damages for insider trading violations.  The Firm may face regulatory or civil liability based on the Employee’s actions. Finally, the Firm may impose sanctions on the Employee, up to and including termination.

Employees should also note that intentionally creating, spreading or using false rumors may violate the anti-fraud provisions of federal securities laws.  Such conduct is contradictory to this Code of Ethics, as well as the Firm’s expectations regarding appropriate behavior of its Employees.  The circulation of false rumors or sensational information that might reasonably be expected to affect market conditions for one or more Securities, a sector or market, or unjustly affect any person or entity, is strictly prohibited.

The rules contained in these procedures apply to all Personal Trading Accounts. The rules also apply to Employees’ activities on behalf of the Firm and extend outside their duties to the Firm.

The law of insider trading is not always clear and is continuously developing. An individual may be legitimately uncertain about the application of the rules in a particular circumstance. Oftentimes, a single question can forestall disciplinary action or complex legal problems. For these reasons, an Employee must notify the CCO immediately if he or she has any reason to believe that a violation of these procedures has occurred or is about to occur, or if he or she has any questions regarding the applicability of these procedures.

2.

Policy on Insider Trading

No person, to whom these procedures apply, may trade in a Security, either personally or on behalf of others (including the Funds), while in possession of material non-public information about such Security, nor may any Employee of the Firm communicate material non-public information to others to trade in violation of the law.  All Employees should exercise care to adhere to this policy and to take reasonable steps to ensure that the Firm and other Employees adhere to the policy.

3.

What is Material Information?

Information is material if there is a substantial likelihood that a reasonable investor would consider that information important in making his or her investment decisions, i.e., purchase, hold or sell or abstain from any investment action, including voting a security.  Generally, this includes the disclosure of any information that may have a substantial effect on the price of a company’s Securities.  Information may be material even if it relates to speculative or contingent events.  No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  If disclosure of the information would affect the market price of the Security, positively or negatively, the information would be considered material.  For this reason, an Employee should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s financial results and operations, including, but not limited to, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals, agreements, major litigation, liquidity problems, extraordinary management developments, public offerings, changes of debt ratings, significant new products, services, or contracts.

Material information also may relate to the market for a company’s Securities.  Information about a significant order to purchase or sell Securities may, in some cases, be material.  Pre-publication information regarding reports to be published in the financial press also may be material.  Similarly, advance notice of an investment bank’s intent to upgrade, downgrade or make other commentary regarding an issuer would be considered material, in addition to “non-public” as discussed below.

4.

What is Non-public Information?

Information is “non-public” until it has been disseminated broadly to investors in the marketplace.  For example, information is public after it has become available to the general public through a public filing with the SEC, some other government agency, a news reporting service, or publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

5.

Identifying and Reporting Material Non-public Information

Before an Employee executes any trade for a Personal Trading Account or for a Fund, he or she must determine whether they are aware of material non-public information with respect to such trade. If the Employee thinks that they might be aware of material non-public information with respect to a trade, he or she should take the following steps:

•

Report the information and proposed trade immediately to the CCO.

•

Do not purchase or sell the Securities on behalf of the Funds, Employees, or others.

•

Do not communicate the information inside or outside the Firm, other than to the CCO.

After the CCO has reviewed the issue, the CCO will determine whether the information is material and non-public and what action, if any, the Firm should take.  An Employee should consult with the CCO before taking any action or engaging in any transaction that involves non-public information. This degree of caution will protect the Employee, the Funds, and the Firm.

6.

 Restricting Access to Material Non-public Information

Employees in possession of material non-public information may not communicate such information to anyone, including persons within the Firm, except to the CCO. The Firm has this policy to help avoid conflicts and appearances of impropriety and the unlawful use of material non-public information. In addition, care should be taken that all material non-public information is secure. For example, files containing material non-public information should be sealed, and access to computer files containing material non-public information should be restricted to only the CCO and the Employee who reported such information to the CCO.

B.

Restricted List

Absent an exception granted by the CCO, Employees are restricted from trading the Securities of issuers that are on the Firm’s Restricted List on behalf of a Client or in Personal Trading Accounts until such Security is removed from the Restricted List.  In addition, the Restricted List itself is confidential and may not be disclosed to anyone outside the Firm as it may contain material non-public information.  It is therefore vital that Employees do not disclose the contents of the Restricted List to anyone outside of the Firm.

The CCO is responsible for maintaining the Firm’s Restricted List.  The Restricted List is comprised of (i) companies for which the Firm may be in possession of material non-public information; (ii) other companies the CCO has determined that the Firm should not be trading for various reasons; and (iii) certain commodities and futures that the CCO deems should be restricted to Client investing only.  The CCO will ensure that the Restricted List is available to Employees containing only the names of the companies restricted from trading and the dates such companies were added to the Restricted List.  Often times this may reference material non-public information about such company.  However, a company may be placed on the Restricted List for a variety of reasons and therefore no inference should be drawn concerning a company or its Securities due to its inclusion on the Restricted List.

Employees of the Firm must receive pre-approval from the CCO to trade Securities that are also held in any Fund.  The CCO must receive pre-approval from another Principal of the Firm prior to trading any Securities that are held in by any Fund.

As discussed above, all Employees are required to notify the CCO if they believe that they may have come into possession of material non-public information about a publicly-traded company.  Each time the CCO adds a company to the Restricted List, the CCO shall document the reason why the company is on the list.

The CCO will review the Restricted List periodically to determine whether any company should be removed.  Only the CCO may remove companies from the Restricted List if and when the CCO is satisfied that there is no longer a valid reason for the company to be included on the Restricted List.  If an issuer is on the Restricted List because the CCO or investment professional possesses material non-public information about such company, the CCO may remove that company from the Restricted List either because the information is made public through widespread dissemination of the information or because the information becomes stale or immaterial with the passage of time (e.g., internal sales projections about periods that have since passed).  The CCO may consult with outside legal counsel in making a determination as to whether a company can be removed from the Restricted List. The CCO should draft and retain a dated record explaining the reasons a company has been removed from the Restricted List.

C.

Market Manipulation

Market manipulation is intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of Securities.

Market manipulation typically takes the form of activities that are undertaken for the purpose of creating a false or misleading appearance of active trading in a Security or controlling or artificially affecting the price of Securities.  In particular, any trade that is undertaken to benefit from changes in price that are triggered by the trade itself and is not undertaken to benefit from independent gains or losses on the trading position, or that otherwise lacks an independent economic rationale is likely to raise market manipulation concerns.

Prohibited transactions that would be indicative of market manipulation may include, but not be limited to, marking the close; year-end, quarter-end and month-end transactions done at the end of a reporting period that are unwound immediately in an attempt to “window dress”; “spoofing,” “layering” or any other activity designed to (1) artificially raise or lower the market price of listed securities or (2) give the misleading impression of active trading in a security.

To prevent such behavior, the CCO or his designee shall, in the context of ongoing surveillance, inform trading and research personnel of market conduct rules, regulations and best practices and conduct appropriate surveillance to monitor their adherence to such rules, regulations and practices.  Any potential violations of the Firm’s policy must be brought to the attention of the CCO immediately.

D.

Personal Trading

The following personal trading policy is designed to prevent potential legal, business or ethical conflicts, to minimize the risk of unlawful trading in any Personal Trading Account and to guard against the misuse of confidential information.  All personal trading and other activities of Employees must avoid any conflict or perceived conflict of Firm and investor interest.  Employees are prohibited from engaging in unlawful trading and any trading that may appear to be improper.

Employees are expected to devote their workday to serving the Funds that the Firm advises and the interests of the Firm.  The Firm discourages personal trading on a scale or frequency that would distract an Employee from their daily work responsibilities.  Further, Employees are encouraged to invest for the long-term through instruments and opportunities that will not conflict with their responsibility to serve the Clients of the Firm or investors’ trust.

The Firm reserves the right to prevent Employee purchases or sales of a Security for any reason it deems appropriate.  The Firm also reserves the right to require the disgorgement of any profits from a transaction deemed to be in violation of the Firm’s personal trading policies, in addition to other sanctions, at the discretion of the CCO.

Under this policy, Employees are responsible for the following, as outlined in the Employee Questionnaire Exhibit B:

•

Employees must provide an Initial Holdings Report to the CCO within ten (10) days of becoming an Employee of the Firm;

•

Employees must provide records of all personal Securities holdings to the CCO no less frequently than annually;

•

Employees must provide records of all personal Securities transactions to the CCO no less frequently than quarterly;

•

Employees must obtain pre-clearance from the CCO before executing any Securities transaction for a Personal Trading Account; and

•

Employees must obtain pre-clearance from the CCO before participating in any private placements or initial public offerings

1.

Personal Trading Accounts and Reports

It is a condition of employment at the Firm that each Employee identify to the CCO upon hire, and annually thereafter or upon any change, all accounts that constitute Personal Trading Accounts with respect to such Employee and all Securities held in these Accounts Exhibit B.

As previously noted, the term Personal Trading Account means a personal investment or trading account of an Employee or related account (this may include, but is not limited to, an account for which an Employee is a trustee or custodian, a spousal account, any account of an Employee’s children or any account for an individual who relies on the Employee for material support) in which an Employee has any direct or indirect beneficial ownership interest, an investment or trading account over which an Employee exercises control or provides investment advice, or a proprietary investment or trading account maintained for the Firm or its employees.  Specifically, Personal Trading Account includes:

a)

Trusts for which an Employee acts as trustee, executor, custodian or discretionary manager;

b)

Accounts for the benefit of the Employee’s spouse or minor child;

c)

Accounts for the benefit of a relative living with the Employee;

d)

Accounts for the benefit of any person who receives material financial support from the Employee.

In addition, each Employee must inform the CCO prior to opening or closing a Personal Trading Account.  Each Employee shall authorize duplicate copies of all account statements and individual trade confirmations relating to such Personal Trading Accounts to be sent to the CCO (using the form letter attached as Exhibit G. Each Employee shall also report promptly all private Securities transactions that are not reflected in the Employee’s brokerage account statements of such Personal Trading Accounts to the CCO.

The brokerage account statements must cover a period of no longer than 90 days, be received by the CCO within 30 days after the end of each quarter and must disclose the following information with respect to each transaction during the period covered:

•

The title and amount of the Security involved;

•

The Ticker symbol or CUSIP number, as applicable, interest rate and maturity date, as applicable, the number of shares or securities, and principal amount of each Security;

•

The date and nature of the transaction (i.e., purchase, sale or other acquisition or disposition);

•

The price of the Security at which the transaction was effected; and

•

The name of broker, dealer, or bank with or through which the transaction was effected.

If the brokerage account statement does not provide all the information required, the Employee must provide to the CCO the same information enumerated above (and the dates the Employee submits the reports) within 30 days after the end of the calendar quarter during which the transaction occurred.

For purposes of these procedures where the activity involves the Personal Trading Account or trading of the CCO, copies of any notice, account statement or report will be given to a Principal of the Firm and any permission or approval will be obtained from a Principal of the Firm.

2.

Private Placements and Initial Public Offerings

No Employee shall acquire any Security in a Private Placement without the prior written approval of the CCO.  This request may be submitted on the form attached hereto as Exhibit E.  The factors to be taken into account in this prior approval include, among other considerations, whether the Private Placement should be acquired for the Funds, whether the Private Placement is being offered to the Employee because of his or her position with the Firm and whether notice to Clients is necessary.  If an Employee has acquired Securities in a Private Placement prior to becoming an Employee of the Firm, these investments must be disclosed to the CCO at the time of hire.

No Employee may acquire any Securities for his or her Personal Trading Accounts in an initial public offering (“IPO”) without the prior written approval of the CCO.  This request may be submitted on the form attached hereto as Exhibit E.  The CCO will keep a copy of any such approvals and a summary of the rationale for such approvals in the records of the Firm.

If the Firm intends to acquire for the Funds any Securities that were previously acquired by an Employee as part of a private placement, the CCO shall determine whether any conflicts of interest exist regarding such purchase, and whether disclosure should be made to Clients regarding the nature of the Employee’s interest in the Securities prior to investing in such Securities on behalf of the Funds.  The CCO will keep a copy of the rationale for approval of such acquisition in the records of the Firm.

3.

Required Personal Trading Approvals

All Securities transactions for Personal Trading Accounts must receive the prior written approval of the CCO.

Once approval for a transaction has been obtained, the trade must be executed within two (2) business days of the approval.  If the transaction is not executed or only partially executed within 2 business days of when approval is received, the Employee must submit a new request prior to execution of the transaction on a subsequent day.

Transactions that require pre-approval include, but are not limited to, stocks (publicly and privately issued), bonds, futures, forwards, swaps, syndicated bank loans and Securities in private placements or limited offering. Transactions in exchange-traded funds (“ETFs”) and closed-end mutual funds also require pre-approval. Transactions in the following Securities do not require pre-approval: open-end mutual funds, US Government and agency Securities, bank CDs, Bankers Acceptances, commercial paper, repurchase agreements and purchases under automatic dividend reinvestment plans (DRIPS).  Foreign exchange “spot” transactions also do not require pre-approval. However, for the avoidance of doubt, foreign exchange “forward” contracts, “swaps” and other foreign exchange derivatives and options require pre-clearance. When in doubt as to whether a transaction requires pre-clearance, Employees should consult with the CCO.

A Personal Securities Trading Request Form must be submitted to the CCO to obtain approval for a Securities transaction for an Employee’s Personal Trading Account. This request may be submitted on the form attached hereto as Exhibit E.  Employees are required to certify on this form that they do not possess material non-public information or have any other reason preventing them from trading the requested Security.  Notification of approval or denial to trade will be given in writing.  Such approval by the CCO for a transaction for an Employee’s Personal Trading Account is valid only on the business day on which it is issued by the CCO and the immediate following business day.

On at least a quarterly basis, or at any other time as may be prudent, the CCO shall review all personal trading activity of all Employees. If the CCO identifies trading patterns that present actual or potential conflicts of interest, the CCO may recommend that remedial action be taken. Such remedial action may include restrictions on future personal trading by the Employee, monetary fines, disgorgement of profits, reprimand, or termination.

4.

Certain Exempt Transactions

The restrictions of this Code shall not apply to purchases or sales in any Discretionary Managed Account over which an Employee has no direct or indirect influence or control, or ability to direct any investment decision, purchases that are part of any automatic dividend reinvestment plan, direct investment program, purchases effected upon the exercise of rights issued by an issuer pro-rata to all holders of a class of Securities to the extent such rights were acquired from such issuer, sales of such rights, and any other purchases or sales receiving the prior approval of the CCO.

V.

 Gifts and Entertainment

Employees may not be compensated for providing investment advisory services to Clients except by the Firm. In light of the nature of the Firm’s business, its fiduciary obligations to its investors and Clients as well as the regulatory environment in which the Firm conducts its business, the Firm has deemed it necessary to monitor the nature and quantity of the gifts and gratuities that its Employees give to or receive from a person or firm that conducts business with or provides services to the Firm, that may do business or is being solicited to do business with the Firm or that is associated with an organization that conducts or seeks to conduct business with the Firm. Such monitoring is not intended to prevent Employees from giving or receiving gifts and gratuities, but rather serves to ensure that the practice of giving gifts and gratuities is not abused or undertaken for improper purposes, and does not compromise the integrity, objectivity, or fiduciary responsibilities of the Firm or its Employees.  No gift, gratuity, or entertainment should ever be accepted with any understanding that the donor will receive special or favorable treatment by the Firm or any Employee.

A.

Gifts

Each Employee may accept gifts from a business associate of up to $500 in value per individual gift or an aggregate of $1000 for all gifts from the business associate within a one year period without the approval of the CCO. Any gifts that an Employee may receive or give in which amounts exceed $500 in value per individual gift or an aggregate of $1000 for all gifts to or from any one business associate in a one year period must be reported to the CCO or his designee at the time of receipt Exhibit F.  Any gift received by an Employee from any third party with whom the Firm conducts or could conduct business and having a greater value than $500 must be reported to the CCO or his designee at the time of receipt.  The CCO may require the Employee to return such gift if it is determined that the gift could improperly influence the use of a third party business or create the appearance of a conflict of interest. The CCO will keep a copy of any such approvals and a summary of the rationale for such approvals in the records of the Firm.

B.

Entertainment

All entertainment given or received by Employees with a value of more than $500 must be reported to the CCO.  This policy does not prohibit an Employee from accepting a reception invitation, ticket to a sporting or theater event, or comparable entertainment, that is not so frequent, costly, or lavish as to raise any question of impropriety.  Nevertheless such entertainment that exceeds $500 must be reported to the CCO as soon as practicable following the Employee’s participation. If the CCO determines that such entertainment may raise conflict of interest issues, the CCO may require the Employee to reimburse the provider of the entertainment for the cost of the Employee’s participation.  If there is any question as to whether a specific entertainment event can be accepted or given, the CCO should be consulted.  The CCO shall retain a record of all reported entertainment.

C.

Specific Prohibitions

•

Employees are prohibited from soliciting the brokerage community for these items or other favors in any manner that could be construed as using their employment with the Firm to obtain a personal benefit.

•

In no event should any Employee allocate brokerage commissions or trades to a broker on the basis of personal gifts or rewards provided to the Employee, or a relative or friend of the Employee.

•

Employees are prohibited from giving, and must tactfully refuse, any gift of cash, gift certificate, or cash equivalents.

•

Gifts and entertainment among Employees are not subject to the guidelines set forth above.

Employees may attend seminars sponsored or paid for by a business associate provided that attendance at the event is not so costly or the event so lavish as to raise conflict of interest issues and they have received prior written approval from the CCO.

Each Employee is expected to use professional judgment in entertaining and being entertained by a business associate. Provided the Employee and the business associate both attend, an Employee may accept from or provide to, a business associate breakfast, lunch, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, provided that such entertainment is not so frequent, costly, lavish, or excessive as to raise any question of impropriety. If there is any question as to whether a specific entertainment event can be accepted or given, the CCO should be consulted.

VI.

Political Contributions

The Firm’s Political Contributions Policy places certain restrictions and obligations on the Firm’s Employees in connection with their political contributions and solicitation activities.  The policy prohibits any political contributions, whether in cash or in kind, to state or local officials or candidates in the United States that are intended or may appear to influence the investment decisions (e.g., the awarding of investment management contracts) of those entities affiliated, directly or indirectly, with those state or local officials.  The policy also governs all political contributions in the Firm’s name or on the Firm’s behalf.

This policy is designed to ensure that political contributions by Employees do not trigger the SEC “pay-to-play” law in addition to state or local laws that could affect the Firm’s ability to accept compensation from certain government clients (primarily state pension funds).Violations of this policy can have serious implications on the Firm’s ability to manage such capital.  Specifically, the Firm can be precluded from managing money for a state or local government entity or may need to waive fees for a period of time.

This policy is designed to permit the Firm and its Employees to pursue legitimate political activities and to make legitimate political contributions.

A.

Definitions

For purposes of this policy, the following definitions apply.

“Political contribution” means a contribution to any candidate for state or local public office.  Specifically, a political contribution  is any gift, subscription, loan, advance, deposit of money or thing of value made for the purpose of   supporting a candidate for or influencing any election for state or local office. (Federal elections are included only in circumstances in which a state or local official is running for a federal office.)  This includes, for example, repaying a candidate's campaign debt incurred in connection with any such election, or paying the transition or inaugural expenses of the successful candidate for any such election. “Political contribution” also includes “in-kind" and monetary contributions to a candidate or official as well as indirect contributions (for example, contributions made at the behest of an Employee through a family member or friend).

B.

Preclearance and Disclosure

Employees, (including their spouses,  members of their households or any individuals who rely on the Employees for material support), must obtain a prior approval form from the CCO before making any political contribution to or participating in any political solicitation activity on behalf of a U.S. state or local political candidate, official, party or organization.  The CCO will keep a copy of any such approvals and a summary of the rationale for such approvals in the records of the Firm.  Employees are required to report to the CCO all political contributions made within the prior two (2) years at the time of their hire and annually thereafter in the Employee Compliance Questionnaire (Exhibit B).

C.

Solicitation Activities by Spouses and other Household Members

Employees are required to provide the CCO with advance notice of planned solicitation activities for any state or local candidate or official by a spouse or other household member.  The Firm reserves the right to object to these activities if the planned solicitation would be inconsistent with this policy.

D.

Corporate Contributions

Employees may not use personal or corporate funds to make political contributions on behalf of or in the name of the Firm.  Further, the Firm will not reimburse political contributions made by individuals.  All requests for political contributions to be made on behalf of or in the name of the Firm should be directed to the CCO.

E.

Charitable Contributions Distinguished

Contributions to a charity are not considered “political contributions” unless made to, through, in the name of, or to a fund controlled by a U.S. state or local candidate or official. This policy is not intended to impede legitimate, charitable fund-raising activities. Any questions regarding whether an organization is a charity, should be directed to the CCO.

VII.

Bad Actor Rule

The Bad Actor Rule, effective September 23, 2013, prohibits the Firm from relying on the Rule 506 exemption if the Firm, or any person covered by the Rule, has had a disqualifying event as of the Rule's effective date. For purposes of this Rule, “covered persons” include; the Firm, including its predecessors and affiliates; directors and certain officers, general partners, and managing members of the Firm; 20% beneficial owners of the Firm (based on voting power); investment managers and principals of pooled investment funds; promoters and persons compensated for soliciting investors as well as the general partners, directors, officers, and managing members of any compensated solicitor.

A.

Definitions

For purposes of this policy, the following definitions apply:

Disqualifying Events:

•

Criminal convictions in connection with the purchase or sale of a security, making of a false filing with the SEC or arising out of the conduct of certain types of financial intermediaries. The criminal conviction must have occurred within 10 years of the proposed sale of securities (or five years in the case of the issuer and its predecessors and affiliated issuers).

•

Court injunctions and restraining orders in connection with the purchase or sale of a security, making of a false filing with the SEC, or arising out of the conduct of certain types of financial intermediaries. The injunction or restraining order must have occurred within five years of the proposed sale of securities.

•

Final orders from the Commodity Futures Trading Commission, federal banking agencies, the National Credit Union Administration, or state regulators of securities, insurance, banking, savings associations, or credit unions that …

o

Bar the issuer from associating with a regulated entity, engaging in the business of securities, insurance or banking, or engaging in savings association or credit union activities, or…

o

Are based on fraudulent, manipulative, or deceptive conduct and are issued within 10 years of the proposed sale of securities.

•

Certain SEC disciplinary orders relating to brokers, dealers, municipal securities dealers, investment companies, and investment advisers and their associated persons.

•

SEC cease-and-desist orders related to violations of certain anti-fraud provisions and registration requirements of the federal securities laws.

•

SEC stop orders and orders suspending the Regulation A exemption issued within five years of the proposed sale of securities.

•

Suspension or expulsion from membership in a self-regulatory organization (SRO) or from association with an SRO member.

•

U.S. Postal Service false representation orders issued within five years before the proposed sale of securities.

Order:  A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Proceeding:  This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges brought in the absence of a formal criminal indictment or information (or equivalent formal charge).

Self-Regulatory Organization (SRO):  Any national securities or commodities exchange, registered securities association, or registered clearing agency.  For example, the Chicago Board of Trade (“CBOT”), Chicago Board of Trade (“CBOE”), the Financial Industry Regulatory Association (“FINRA”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

US Postal Service false representation order:  A scheme or device for obtaining money or property through the mail by means of false representations.

B.

Verification by Covered Persons

The Firm will take reasonable steps to ensure that no covered person has been the subject of a disqualifying event. Reasonable steps include a factual inquiry made to all covered persons. This may be in the form of questionnaires, certifications, contractual representations, covenants and undertakings. The Firm may also wish to consult publicly available databases.

The Rule provides an exception from disqualification when the Firm can show it did not know and, in the exercise of reasonable care, could not have known that a covered person with a disqualifying event participated in the offering. The Rule does not apply to events that occurred prior to September 23, 2013; however the Firm must disclose to investors  any disqualifying events by covered persons prior to the effective date of the Rule.

The Firm is required to carry out a factual inquiry of its covered persons in a reasonable timeframe in relation to the circumstances of the offering and the participants. An initial inquiry by the Firm, verified annually thereafter, shall be considered reasonable; provided there are no other indicia to suggest a covered person has been the subject of a disqualifying event.

C.

 Remedial Actions

In the event that a covered person has had a disqualifying event, the Firm will be prohibited from relying on the Rule 506 exemption unless certain actions are taken to remedy the disqualification. Remedial actions may include terminating or reassigning disqualified individuals; restructuring governance and control arrangements; terminating engagement with a placement agent or other covered financial intermediary; postponing or foregoing capital raising, or pursuing alternative capital raising methods; buying out or otherwise inducing 20% beneficial owners to reduce their ownership positions; or preventing bad actors from becoming 20% beneficial owners (ie., exercising rights of first refusal and excluding bad actors from financing rounds).

Exhibit A: Initial and Annual Certification and Acknowledgment Form

Cane Capital Management LLC The undersigned Employee (the “Employee”) of Cane Capital Management LLC acknowledges having received and read a copy of the Code of Ethics and Exhibits thereto (the “Code”) and certifies that he or she has complied during the past year with and will continue to abide by the provisions contained therein. The Employee understands that observance of the policies and procedures contained in the Code is a material condition of the Employee’s employment by the Firm and that any violation of such policies and procedures by the Employee may be grounds for immediate termination by the Firm as well as possible civil or criminal penalties.

a)

The Employee hereby certifies that he or she has disclosed to the Chief Compliance Officer all personal investments or Personal Trading Accounts as defined in the Firm’s Code.  The Employee has provided or has made arrangements to have provided to the Chief Compliance Officer copies of all trade confirmations and brokerage activity statements relating to such Personal Trading Accounts.

b)

The Employee hereby certifies that he or she has reported all transactions in all Personal Trading Accounts and all private securities transactions or other securities transactions which are not carried out through brokerage accounts during the last year (or since the date of hire if less than one year).

c)

The Employee hereby certifies that he or she has reported all outside business activities.

d)

The Employee hereby certifies that the responses provided on his or her Employee Compliance Questionnaire and all other disclosure forms (a copy of each of which is attached) continue to be truthful and complete. If any such responses are no longer truthful or complete, the Employee has reported all such changes to the Chief Compliance Officer.

__________________________________

Signature of Employee

__________________________________

Name of Employee

__________________________________

Date

Exhibit B: Employee Compliance Questionnaire

Cane Capital Management LLC

Employee Name: ________________________________________________________

This questionnaire is an important part of Cane Capital Management’s (“the Firm”) Compliance Program.  The information being requested is necessary to be disclosed to enable the Firm to comply with applicable laws and regulations, including the Investment Adviser’s Act of 1940, as amended, and the rules and regulations promulgated thereunder.

This questionnaire will be distributed to personnel of the Firm upon hire and at least annually thereafter.  If events or circumstances occur at any time during the year that would change any of the information provided in this questionnaire please promptly notify the Chief Compliance Officer.

Instructions:

This questionnaire contains four parts:

A.

Definitions

B.

Required Disclosures

C.

Legal Proceedings

D.

Certification

Please read and complete Section A-D.

Some questions contain words or phrases in italics, which include defined terms.  Please refer to Section A: Definitions when answering these questions. Sign and date the completed Questionnaire on the last page. Return the completed Questionnaire to the Chief Compliance Officer. Please contact the Chief Compliance Officer with any questions.

A.

 Definitions

Annual Holdings Report: A list of all Reportable Securities held personally, within an Outside Trading Account or in the form of a Private Investment.  This report provides the Firm with an annual statement of the employee’s personal securities holdings and allows the employee to certify to its accuracy.

Charged:  Being accused of a crime in a formal complaint, information, or indictment (or equivalent formal charge).

CFTC:  Commodity Futures Trading Commission

Corporate Board: This term includes any board of directors or corporate governing body, including an advisory board.

Covered Person: This term includes each Employee (as defined in the Code of Ethics) and any spouse, minor child, family member or other person who relies on the Employee for material financial support.

Enjoined:  This term includes being subject to a mandatory injunction, prohibitory injunction, preliminary injunction, or a temporary restraining order.

Felony:  For jurisdictions that do not differentiate between a felony and a misdemeanor, a felony is an offense punishable by a sentence of at least one year imprisonment and/or a fine of at least $1,000.  The term also includes a general court martial.

Foreign Financial Regulatory Authority:  This term includes:

a)

A foreign securities authority;

b)

Another governmental body or foreign equivalent of a self-regulatory organization empowered by a foreign government to administer or enforce its laws relating to the regulation of investment-related activities; and

c)

A foreign membership organization, a function of which is to regulate the participation of its members in the activities listed above.

Found:  This term includes adverse final actions, including consent decrees in which the respondent has neither admitted nor denied the findings, but does not include agreements, deficiency letters, examination reports, memoranda of understanding, letters of caution, admonishments, and similar informal resolutions of matters.

Investment-Related:  Activities that pertain to securities, commodities, banking, insurance, or real estate (including, but not limited to, acting as or being associated with an investment adviser, broker-dealer, municipal securities dealer, government securities broker or dealer, issuer, investment company, futures sponsor, bank, or savings association).

Involved:  Engaged in any act or omission, aiding, abetting, counseling, commanding, inducing, conspiring with or failing reasonably to supervise another in doing an act.

Minor Rules Violation:  A violation of a self-regulatory organization rule that has been designated as “minor” pursuant to a plan approved by the SEC.  A rule violation may be designated as “minor” under a plan if the sanction imposed consists of a fine of $2,500 or less, and if the sanctioned person does not contest the fine.  (Check with the appropriate self-regulatory organization to determine if a particular rule violation has been designated as “minor” for these purposes.)

Misdemeanor:  For jurisdictions that do not differentiate between a felony and a misdemeanor, a misdemeanor is an offense punishable by a sentence of less than one year imprisonment and/or a fine of less than $1,000.  The term also includes a special court martial.

Order:  A written directive issued pursuant to statutory authority and procedures, including an order of denial, exemption, suspension, or revocation. Unless included in an order, this term does not include special stipulations, undertakings, or agreements relating to payments, limitations on activity or other restrictions.

Outside Business Activities: This term includes all activities that call for a material time commitment or provide for compensation in return for investment-related or business-related activity. If you are in doubt as to whether an activity is an Outside Business Activity, consult the CCO. Compensation may be provided, without limitation, as cash or non-cash salaries, commissions, director’s fees and consulting, finders, advisory and other fees.

Outside Trading Account: This term includes:

a)

Individual or joint accounts in your name (including IRAs and retirement accounts) in which you can trade Reportable Securities;

b)

Accounts of any Covered Person (as defined above) that can trade Reportable Securities; and,

c)

Accounts for trusts (or managed accounts) for which you act as trustee or are the beneficiary and can trade Reportable Securities.

Person:  A natural person (an individual) or a company. A company includes any partnership, corporation, trust, limited liability company (“LLC”), limited liability partnership (“LLP”), or other organization.

Political Contribution: Any gift, subscription, loan, advance, or deposit of money or anything of value made for:

a)

The purpose of supporting a candidate influencing any election for federal, state or local office;

b)

Payment of debt incurred in connection with any such election; or

c)

Transition or inaugural expenses of the successful candidate for state or local office.

For the avoidance of doubt, Political Contribution also includes any contribution to any U.S. official, party or organization, including “in-kind" contributions to a candidate or official as well as indirect contributions (for example through a family member or friend).

Private Investments: This term includes securities in private companies or investments in private funds (for example, a private equity or hedge fund).  This term does not include investments in investment funds affiliated with or advised by the Firm.

Proceeding:  This term includes a formal administrative or civil action initiated by a governmental agency, self-regulatory organization or foreign financial regulatory authority; a felony criminal indictment or information (or equivalent formal charge); or a misdemeanor criminal information (or equivalent formal charge). This term does not include other civil litigation, investigations, or arrests or similar charges brought in the absence of a formal criminal indictment or information (or equivalent formal charge).

Reportable Security: This term means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.  For the avoidance of doubt, futures contracts and foreign exchange “forward” transactions are considered transactions in Securities for the purposes of this Code.

Reportable Securities do not include:

1.

Direct obligations of the Government of the United States;

2.

Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

3.

Shares issued by money market funds;

4.

Shares issued by open-end registered investment companies (e.g., open-end mutual funds), other than funds advised or underwritten by the Firm or an affiliate; or

5.

Shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are advised or underwritten by the Firm or an affiliate.

Exchange-traded funds, or ETFs, are similar to open-end registered investment companies in some ways.  Nonetheless, ETFs are Reportable Securities.  Please note that open-end mutual funds are not reportable, but closed-end mutual funds are reportable.

SEC:  Securities and Exchange Commission

Self-Regulatory Organization:  Any national securities or commodities exchange, registered securities association, or registered clearing agency.  For example, the Chicago Board of Trade (“CBOT”), Chicago Board of Trade (“CBOE”), the Financial Industry Regulatory Association (“FINRA”), the National Futures Association (“NFA”) and New York Stock Exchange (“NYSE”) are self-regulatory organizations.

B.

Required Disclosures

Employee Personal Information Form

Please complete the following information to ensure our personnel records contain accurate information for you and your immediate family members.

Employee Name:
Employee SSN:
Spouse Name:
Spouse SSN:
Covered Person Names(s):
Covered Person SSN(s):
Home Address:
Home Telephone Number:
Personal Cell Number:
Email:

Please note that any information provided by you in the above responses may be verified by the Firm through the use of a third party vendor.  In addition, this information may be disclosed to certain third parties, including but limited to, service providers and regulators.

1.

Outside Business Activities

Please list all Outside Business Activities in which you participate.

As defined above in Section A, “Outside Business Activities” include all activities of an Employee that call for a material time commitment or provide for compensation in return for investment-related or business-related activity.  If you are in doubt as to whether an activity is an Outside Business Activity, consult the CCO. Compensation may be provided, without limitation, as cash or non-cash salaries, commissions, director’s fees and consulting, finders, advisory and other fees.

Position and Company	Description of Outside Business Activity

Is your spouse or any other Covered Person currently employed or engaged by a company (or other entity) that primarily operates within the financial services industry (i.e., broker-dealer, investment bank, registered investment adviser, hedge fund, mutual fund, etc.)?

☐  Yes

☐  No

If you checked “yes”, please identify the company and describe the relationship:

Is your spouse or any other Covered Person currently employed or engaged by a public company?

☐  Yes

☐  No

If you checked “yes”, please identify the company and describe the relationship:

Is your spouse or any other Covered Person employed or engaged by a vendor providing services to the financial services industry?

☐  Yes

☐  No

If you checked “yes”, please identify the vendor and describe:

2.

Outside Trading Accounts and Private Investments

In accordance with the Firm’s Code of Ethics, please disclose all Outside Trading Accounts for yourself and your immediate family members that rely on you for material support and/or reside in your household (i.e. spouse, children, etc.) for each category listed below. In addition, please list all accounts for which you serve as a Trustee, for which you are the ultimate beneficial owner, and/or exercise investment discretion.

Every Employee is required to certify a list of positions held in Reportable Securities as of the end of each fiscal year.  To do so, please review the attached account statements.  In the event that you have disclosed a new Outside Trading Account above, please attach a copy of the most recent statement.

By signing the last page of this questionnaire, you are also certifying that the Firm has a complete and accurate list of all Outside Trading Accounts and the Reportable Securities therein.

a)

Brokerage Accounts

Please disclose all accounts in which equities, derivatives, fixed income products, ETFs, commodities and/or futures can be traded.  This includes any IRA account, 401K account or any other brokerage account in which the employee may hold Reportable Securities.

Account Name	Account Number	Broker Name, Address & Contact	Managed by a Third Party?

b)

Mutual Fund Accounts

This includes all accounts, such as 401K accounts, 529 plans and other accounts, in which the Employee may hold ONLY Securities that are NOT Reportable Securities.

Account Name	Account Number	Broker Name, Address & Contact	Managed by a Third Party?

c)

Private Fund Investments

This includes all Private Fund investments (including but not limited to Hedge Funds and Private Equity Funds), initial public offerings (“IPOs”), secondary offerings or any other private placements. Please provide the Firm with a copy of subscription documents for all such investments.

Security Name and Type	Issuer	Custodian (if applicable)	Number of Shares	Principal Amount

3.

Corporate Boards

Please list all Corporate Boards of which you, a spouse, member of your household, or any individual who relies on you for material support, are a member. The term Corporate Board includes any board of directors or corporate governing body, including an advisory board.

Please remember to notify the CCO if you are thinking of joining or leaving a Corporate Board or other similar governing body PRIOR to doing so.

Name of Entity	Date Joined

4.

Political Contributions

In order for the Firm to comply with recent regulations at both the state and federal level, all Employees must disclose to the CCO a list of Political Contributions.  Please list any contributions that you, a spouse, member of your household, or any individual who relies on you for material support, have made within the past two years to any political party, political campaign, candidate for public office or elected official.

Employee	Date	Candidate/Campaign	State/Locality	Office Sought	Amount

C.

Legal Proceedings

In the past ten years, have you:

been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to any felony?

☐  Yes

☐  No

been charged with any felony?

☐  Yes

☐  No

In the past ten years, have you:

been convicted of or pled guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements, or omissions, wrongful taking of property, misappropriation of funds or securities, embezzlement, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

☐  Yes

☐  No

been charged with a misdemeanor listed in Item 2.a?

☐  Yes

☐  No

been convicted of any crime that is punishable by imprisonment for one or more years that has not already been described Items 1, 2.a or 2.b above?

☐  Yes

☐  No

Has the SEC or the CFTC ever:

found you to have made a false statement or omission?

☐  Yes

☐  No

found you to have been involved in a violation of SEC or CFTC regulations or statutes?

☐  Yes

☐  No

found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

☐  Yes

☐  No

entered an order against you in connection with investment-related activity?

☐  Yes

☐  No

imposed a civil money penalty on you, or ordered you to cease and desist from any activity?

☐  Yes

☐  No

Has any other federal regulatory agency, any state regulatory agency or any foreign financial regulatory authority:

ever found you to have made a false statement or omission, or been dishonest, unfair or unethical?

☐  Yes

☐  No

ever found you to have been involved in a violation of investment-related regulations or statutes?

☐  Yes

☐  No

ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

☐  Yes

☐  No

in the past ten years, entered an order against you in connection with an investment-related activity?

☐  Yes

☐  No

ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted your activity?

☐  Yes

☐  No

Has any self-regulatory organization or commodities exchange ever:

found you to have made a false statement or omission?

☐  Yes

☐  No

found you to have been involved in a violation of its rules (other than a violation designated as a “minor rules violation” under a plan approved by the SEC)?

☐  Yes

☐  No

found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, revoked or restricted?

☐  Yes

☐  No

disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?

☐  Yes

☐  No

Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?

☐  Yes

☐  No

Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part of Item 3, 4 or 5?

☐  Yes

☐  No

Has any domestic or foreign court:

in the past ten years, enjoined you in connection with any investment-related activity?

☐  Yes

☐  No

ever found that you were involved in a violation of investment-related statutes or regulations?

☐  Yes

☐  No

ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?

☐  Yes

☐  No

Are you now the subject of any civil proceeding that could result in a “yes” answer to any question above?

☐  Yes

☐  No

Please note: if you answered “yes” to any of the questions above, please provide full details, including the date of any order, decree or judgment, the court or agency involved and the final disposition, if any.  Please attach any relevant documentation and use a separate sheet of paper if necessary.

D.

Certification of Employee Compliance Questionnaire and Annual Holdings

I hereby certify that the information provided in the foregoing Employee Compliance Questionnaire is complete, accurate and correctly stated to the best of my knowledge, information and belief.

I certify that the attached Outside Trading Accounts and the Reportable Securities found in such accounts, in addition to any Private Investments listed above, are a complete and accurate list of my personal securities holdings as of December 31, 2012.

I further understand that the Firm may request information from various information reporting agencies to ensure that the information disclosed above is both accurate and complete.

Signature: _____________________________________________________________________

Print Name: ___________________________________________________________________

Date: ____________________________

Exhibit C: Outside Business Activity Approval Form

Please complete a separate copy of this form for each new Outside Affiliation or Activity for which you would like approval. You may also be asked to provide additional information to assist in evaluating this request.

Name of the Entity: ______________________________

Is the Entity publicly traded?

☐ Yes

☐ No

Does the Employee expect to have access or receive material, non-public information regarding the Entity?

☐ Yes

☐ No

What is the nature of business or activity of the Entity?

Please describe any financial interest (including equity ownership interest) that you will have in the Entity or compensation that you will receive from the Entity.

Approximate hours per month you will devote to the Entity

During business hours: _____

After business hours: _____

Your Title or Function with the Entity (including whether you will have an active role in management):

Date affiliation or activity will begin: _________________

Do you know of any significant adverse information about the Entity or any conflict between the Entity and the Firm?

☐ Yes

☐ No

If yes, please explain:

Do you have or control a brokerage account for the above Entity?

Are you involved in making investment decisions for or on behalf of this Entity?

__________________________________ Employee Signature	__________________________________ CCO Signature
__________________________________ Print Name	__________________________________ Print Name
__________________________________ Date	__________________________________ Date

Exhibit D: Employee Holdings Report

Please complete the form below detailing all Securities in which you have any direct or indirect Beneficial Interest.  Please ensure that this information is accurate as of a date no more than 45 days prior to the beginning of your employment with the Firm.

Issuer	Ticker/CUSIP	Number of Shares	Principal Amount

I certify that this is a true and accurate of all Securities in which I have a direct or indirect Beneficial Interest.

Signature:	______________________________________
Employee Name:	______________________________________
Date:	______________________________________

Exhibit E: Personal Securities Trading Approval Form

Name:

________________________________________________________________________

Date:

________________________________________________________________________

Issuer: ________________________________________________________________________

Ticker/CUSIP: __________________________________________________________________

Details of Proposed Transaction:

Buy☐

Sell ☐

Short ☐

Type of security (e.g., note, common stock, preferred stock): ____________________________

Quantity of shares or unit: ________________________________________________________

Approximate price per share/units: _________________________________________________

Brokerage Account (broker/account number): ________________________________________

Is this an IPO allocation?

Yes ☐

No ☐

Is this Security a Private Placement?

Yes ☐

No ☐

I certify that I am not in possession of any material non-public information relating to the security for which I am seeking pre-clearance.

Signature:____________________________________________________________________

Date:

___________________________________________________________________

Compliance Department Use Only:

Comments: ________________________________________________________________

Transaction Approved

☐

Transaction Denied

☐

Signature:	___________________________________
Name:	___________________________________
Title:	___________________________________
Date:	___________________________________

Signature of Chief Compliance Officer

____________________________

Print Name

____________________________

Date

_________________________

Signature of Employee

____________________________

Print Name

____________________________

Date

Exhibit F: Gift and Entertainment Approval/Reporting Form

Employee:

________________________

Date:

________________________

Type:

Gift

☐

Entertainment

☐

Provider: ______________________________________________________________________

Description:

Did Provider participate?

Yes ☐

No ☐

Recipient: _____________________________________________________________________

Did Recipient participate?

Yes ☐

No ☐

Estimated Value:

__________________

I certify that this description is a true and accurate depiction of the gift or event and that my receipt of this gift or attendance of this event creates no conflict of interest.

Exhibit G: Form Letter of Authorization

[Date]

[Broker, Dealer or Bank Name and Address]

Subject: Account # [ ]

To whom it may concern:

I am currently affiliated with Cane Capital Management LLC.   You are requested to send duplicate trade confirmations and account statements for the above-referenced account(s) to the Chief Compliance Officer of Cane Capital Management LLC Please address the confirmations and statements directly to:

Attn:

David Fontenot

Cane Capital Management

8440 Jefferson Highway Suite 402

Baton Rouge, Louisiana 70809

dfontenot@canecapitalmgmt.com

901.507.2165

You may also transmit these statements to the Chief Compliance Officer via email to  dfontenot@canecapitalmgmt.com.

Your cooperation is most appreciated.  If you have any questions regarding this request, please contact David Fontenot at (901) 507-2165 or dfontenot@canecapitalmgmt.com

Sincerely,

[Employee Name]